GODFREY & KAHN, S.C.
                         ATTORNEYS AT LAW
                        780 North Water Street
                       Milwaukee, Wisconsin 53202
                Phone (414) 273-3500 Fax (414) 273-5198


August 28, 2002




Strong Opportunity Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

         Re:      Strong Opportunity Fund

Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation of Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A (Registration Nos. 33-01932; 811-3793) (the Registration Statement) relating to the sale by you of an indefinite number of shares of common stock, $.01 par value, of the Class K shares (the Shares) of the Strong Opportunity Fund (the
Fund), a series of Strong Opportunity Fund, Inc. (the Company), in the manner set forth in the Registration Statement (and the Prospectus of the Fund included therein).

     We have examined: (a) the Registration Statement (and the Prospectus of the Fund included therein), (b) the Companys Articles of Incorporation and By-Laws, each as amended to date, (c) certain resolutions of the Companys Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable, except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes (including judicial interpretations thereof and any successor to said Section 180.0622(2)(b)).

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                     /s/ Godfrey & Kahn, S.C.

                                                     GODFREY & KAHN, S.C.